                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ___

                              ------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

     A National Banking Association                  36-0899825
                                                  (I.R.S. employer
                                               identification number)

   One First National Plaza, Chicago, Illinois                   60670-0126
         (Address of principal executive offices)                (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn:  Lynn A. Godstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                              ------------------

                                  SALOMON INC
              (Exact name of obligor as specified in its charter)

       Delaware                                               22-1660266
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                            identification number)

       7 World Trade Center
       New York, New York                                     10048
(Address of principal executive offices)                      (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1.         General Information. Furnish the following information
                --------------------
                as to the trustee:

                (a) Name and address of each examining or supervising authority to which it is subject.

                Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

                (b) Whether it is authorized to exercise corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations With the Obligor.  If the obligor is an affiliate
                ------------------------------
                of the trustee, describe each such affiliation.

                No such affiliation exists with the trustee.

Item 16.        List of exhibits.  List below all exhibits filed as a part of
                -----------------
                this Statement of Eligibility.

                1. A copy of the articles of association of the trustee now in effect.*

                2. A copy of the certificates of authority of the trustee to commence business.*

                3. A copy of the authorization of the trustee to exercise
                   corporate trust powers.*

                4. A copy of the existing by-laws of the trustee.*

                5. Not Applicable.

                6. The consent of the trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not Applicable.

     9.  Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of July, 1994.


             The First National Bank of Chicago,
             Trustee,


             By   /s/ R.D. Manella
                  R.D. Manella
                  Vice President


*Exhibits 1,2,3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                 July 6, 1994


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of an indenture between SALOMON INC and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,

                                The First National Bank of Chicago

                                By:  /s/ R.D. Manella
                                     R.D. Manella
                                     Vice President

                                   EXHIBIT 7


A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:    The First National Bank of Chicago    Call Date: 3/31/94
Address:                One First National Plaza, Suite 0460
City, State Zip:        Chicago, IL 60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------
ST-BK:  17-1630 FFIEC 031
                Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                              C400       less
                                                                            Dollar Amounts in             ------------   than
                                                                                Thousands          RCFD   BIL MIL THOU    -
                                                                            -----------------      ----   ------------   -----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RCA-A):
    a. Noninterest-bearing balances and currency and coin(1)............                           0081     3,199,527     1.a.
    b. Interest-bearing balances(2).....................................                           0071     7,574,509     1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A).......                           1754       125,951     2.a.
    b. Available-for-sale securities (from Schedule RC_B, column D).....                           1773       318,814     2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold...............................................                           0276     2,711,748     3.a.
    b. Securities purchased under agreements to resell..................                           0277       695,723     3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)...............................................................   RCFD 2122 13,613,912                           4.a.
    b. LESS: Allowance for loan and lease losses........................   RCFD 3123    352,027                           4.b.
    c. LESS: Allocated transfer risk reserve............................   RCFD 3128       0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).............................                           2125    13,261,885     4.d.
5.  Assets held  in trading accounts....................................                           3545     8,561,533     5.
6.  Premises and fixed assets (including capitalized leases)............                           2145       478,470     6.
7.  Other real estate owned (from Schedule RC-M)........................                           2150        95,399     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................                           2130         6,434     8.
9.  Customer's liability to this bank on acceptances outstanding........                           2155       452,815     9.
10. Intangible assets (from Schedule RC-M)..............................                           2143       140,023    10.
11. Other assets (from Schedule RC-F)...................................                           2160     1,048,744    11.
12. Total assets (sum of items 1 through 11)............................                           2170    38,671,575    12.

- ----------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    The First National Bank of Chicago
Address:                One First National Plaza, Suite 0460
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

                                   Call Date: 3/31/94  ST-BK:  17-1630 FFIEC 031
                                                                       Page RC-2

Schedule RC-Continued
                                                                     Dollar Amounts in
                                                                       Thousands                       Bil Mil Thou
                                                                     --------------                    ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).............................                           RCON 2200     14,309,869          13.a.
       (1) Noninterest-bearing(1)..............................      RCON 6631 5,980,761                                    13.a.(1)
       (2) Interest-bearing....................................      RCON 6636 8,329,108                                    13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)......................                           RCFN 2200      9,813,189          13.b.
       (1) Noninterest-bearing.................................      RCFN 6631   374,630                                    13.b.(1)
       (2) Interest-bearing....................................      RCFN 6636 9,438,559                                    13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.................................                           RCFD 0278        580,252          14.a.
    b. Securities sold under agreements to repurchase..........                           RCFD 0279      1,543,995          14.b.
15. a. Demand notes issued to the U.S. Treasury................                           RCON 2840        102,941          15.a.
    b. Trading Liabilities.....................................                           RCFD 3548      5,353,511          15.b.
16. Other borrowed money:
    a. With original maturity of one year or less..............                           RCFD 2332      1,590,728          16.a.
    b. With original maturity of more than one year............                           RCFD 2333        254,470          16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases.....................................................                           RCFD 2910        267,000          17.
18. Bank's liability on acceptance executed and outstanding....                           RCFD 2920        452,815          18.
19. Subordinated notes and debentures..........................                           RCFD 3200      1,175,000          19.
20. Other liabilities (from Schedule RC-G).....................                           RCFD 2930        549,976          20.
21. Total liabilities (sum of items 13 through 20).............                           RCFD 2948     35,993,746          21.
22. Limited-Life preferred stock and related surplus...........                           RCFD 3282          0              22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..............                           RCFD 3838          0              23.
24. Common stock...............................................                           RCFD 3230        200,858          24.
25. Surplus (exclude all surplus related to preferred stock)...                           RCFD 3839      2,254,940          25.
26. a. Undivided profits and capital reserves..................                           RCFD 3632        222,981          26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities..............................................                           RCFD 8434            (8)          26.b.
27. Cumulative foreign currency translation adjustments........                           RCFD 3284          (942)          27.
28. Total equity capital (sum of items 23 through 27)..........                           RCFD 3210      2,677,829          28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)......................                           RCFD 3300     38,671,575          29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external               Number
    auditors as of any date during 1993............................................................   RCFD 6724   2           M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- ---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.